SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
April 24, 2009
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sale of Equity Securities.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sale of Equity Securities.
     Effective April 24, 2009, Environmental Tectonics Corporation (“ETC” or the “Company”) entered into a transaction (the “Lenfest Financing Transaction”) with H.F. Lenfest (“Lenfest”) that provides for the following upon the satisfaction of certain conditions, including the receipt of the approval of the Company’s shareholders to certain components of the transaction (as more fully described below, the “Shareholder Approvals”): (i) a $7,500,000 credit facility to be provided by Lenfest to ETC; (ii) exchange of the Subordinated Note (as defined below) held by Lenfest, together with all accrued interest and warrants issuable under the Subordinated Note, and all Series B Preferred Stock (as defined below) and Series C Preferred Stock (as defined below) held by Lenfest, together with all accrued dividends thereon, for a new class of preferred stock, Series E Preferred Stock, of the Company, the terms of which are described below; and (iii) the guarantee by Lenfest of all of ETC’s obligations to PNC Bank, National Association (“PNC Bank”) in connection with an increase of the existing $15,000,000 revolving line of credit with PNC Bank (the “2007 PNC Credit Facility”) to $20,000,000, and in connection with this guarantee, the pledge by Lenfest to PNC Bank of $10,000,000 in marketable securities.
Lenfest Credit Facility
     As part of the Lenfest Financing Transaction, the Company established a credit facility in the maximum amount of $7,500,000 with Lenfest (the “Lenfest Credit Facility”). The Lenfest Credit Facility is to be used to finance certain government projects that ETC is seeking to be awarded (the “Projects”). The terms of the Lenfest Credit Facility are set forth in a Secured Credit Facility and Warrant Purchase Agreement between the Company and Lenfest, dated as of April 24, 2009 (the “Lenfest Credit Agreement”). In connection with the Lenfest Credit Agreement, the Company has executed, and will in the future execute, promissory notes in favor of Lenfest, in the aggregate principal amount of up to $7,500,000 (the “Lenfest Credit Facility Note”). Each Lenfest Credit Facility Note issued prior to ETC obtaining the Shareholder Approvals accrues interest at the rate of 15% per annum, payable in cash or, at the option of Lenfest, in shares of a new class of preferred stock, Series D Preferred Stock, of the Company, the terms of which are described below. The interest rate on the Lenfest Credit Facility Notes will decrease to 10% per annum retroactive to the date of the issuance of each note if the Company obtains the Shareholder Approvals. All Lenfest Credit Facility Notes issued after ETC obtains the Shareholder Approvals shall accrue interest at the rate of 10% per annum, payable in cash or, at the option of Lenfest, shares of Series D Preferred Stock.
     In connection with the execution of the Lenfest Credit Agreement on April 24, 2009, the Company is initially entitled to drawdown $1,000,000 under the Lenfest Credit Agreement prior to obtaining the Shareholder Approvals and satisfying certain other conditions (the “Initial $1 Million Loan”). The Initial $1 Million Loan will have a maturity date of five (5) business days following the Shareholder Approval Date (as defined below) (the “Initial $1 Million Loan Early Maturity Date”), unless the Company receives the Shareholder Approvals, in which event the maturity date will be extended until three years from its date of issuance. Each additional Lenfest Credit Facility Note, none of which will be issued unless the Company receives the

Shareholder Approvals, shall mature on the earlier of (i) three years from its date of issuance or (ii) December 31, 2012.
     As set forth in the Form 8-K of the Company filed on February 26, 2009, Lenfest made a loan to ETC in the principal amount of $2,000,000 on February 20, 2009 (the “$2 Million Loan”), which amount is considered advanced under the Lenfest Credit Facility. The $2 Million Loan is to be used by ETC solely to support ETC’s proposal on one of the Projects. The terms of the $2 Million Loan are set forth in a Secured Promissory Note, dated February 20, 2009, by ETC in favor of Lenfest (the “$2 Million Note”). The $2 Million Note will mature on the earlier of (i) three (3) days following the date ETC is informed by the United States government or otherwise learns that it has been denied or will not be awarded the Project, (ii) August 20, 2009 if ETC has not obtained the Shareholder Approvals on or before the Shareholder Approval Date (the “$2 Million Loan Early Maturity Date”) or (iii) three years following the date of issuance of the $2 Million Note.
     Additional advances on the Lenfest Credit Facility after the Initial $1 Million Loan and the $2 Million Loan are subject to the satisfaction of certain conditions, in addition to the condition that the Shareholder Approvals have been obtained, including the award of one or more of the Projects to ETC and that at least one such Project remains in effect, the satisfaction of the other Financing Transaction Conditions described below and the determination by Lenfest, in his sole discretion, that ETC’s prospects in the long-term for reaching consistent cash flow and positive operations are continuing to improve. ETC can make requests under the Lenfest Credit Facility up to December 31, 2010.
     The Company paid to Lenfest an origination fee of one percent (1%) of the committed (but not advanced as of yet) amount of the Lenfest Credit Facility. The origination fee was paid in 55 shares of new Series D Preferred Stock of the Company.
     In connection with each Lenfest Credit Facility Note issued by ETC, ETC will issue to Lenfest a warrant to purchase a number of shares of ETC common stock equal to (i) 10% of the principal amount of the Lenfest Credit Facility Note divided by (ii) closing price of ETC common stock for the day immediately preceding the date of issuance of this warrant. The exercise price for the warrants will be equal to such closing price. The warrants will be exercisable for seven years following issuance.
     With respect to the warrant to be issued in connection with the $1 Million Loan, if it is drawn down but not repaid in full on or before the Initial $1 Million Loan Early Maturity Date or ETC does not obtain the Shareholder Approvals by July 2, 2009 (which date will be extended up to August 13, 2009 if the Securities and Exchange Commission provides comments to the Proxy Statement to be filed in connection with the transactions described herein) (the “Shareholder Approval Date”), then Lenfest will be entitled to purchase under such warrant a number of shares of ETC Common Stock equal to $500,000 divided by the closing price of ETC’s common stock for the day immediately preceding the date of issuance of the warrant, at an exercise price equal to 50% of the initial exercise price.
     In addition, in connection with the $2 Million Loan, ETC issued to Lenfest a warrant (the “$2 Million Loan Warrant”) to purchase 143,885 shares of ETC common stock, at an exercise price per share equal to $1.39, which is equal to the average price of ETC common stock for the

120 trading days immediately preceding the date of this warrant. If the $2 Million Loan is not repaid in full on or before the $2 Million Loan Early Maturity Date or ETC does not obtain the Shareholder Approvals by the Shareholder Approval Date, then Lenfest will be entitled to purchase an additional 575,539 shares of ETC stock for a total of 719,424 shares of ETC common stock under such warrant and the exercise price per share of such warrant will be decreased by 50% to $0.69 for all shares. The $2 Million Loan Warrant was amended and restated on April 24, 2009 to confirm its definition of the Shareholder Approval Date with the definition set forth in the Lenfest Credit Agreement.
     The Lenfest Credit Agreement contains customary affirmative and negative covenants for transactions of this type, including limitations with respect to indebtedness, liens, investments, distributions, dispositions of assets, change of business and transactions with affiliates. The Lenfest Credit Agreement also contains financial covenants that are identical to the financial covenants set forth in the proposed Amended and Restated PNC Credit Agreement (as defined below).
     The Lenfest Credit Facility Notes provide for customary events of default with corresponding grace periods, including the failure to pay any principal or interest when due, failure to comply with covenants, material misrepresentations, certain bankruptcy, insolvency or receivership events, imposition of judgments and the liquidation of ETC.
     The obligations of the Company to Lenfest under the Lenfest Credit Facility are secured by (i) the grant of a security interest in all personal property of the Company and certain subsidiaries of the Company and (ii) the Company’s grant of a mortgage on all of the Company’s real property in favor of Lenfest.
Exchange of Existing Instruments for Series E Preferred Stock
     As part of the Lenfest Financing Transaction, the senior subordinated convertible promissory note (the “Subordinated Note”) in the original principal amount of $10,000,000 issued by ETC to Lenfest on February 18, 2003, together with all accrued interest and warrants issuable pursuant to the terms of the Subordinated Note, and all Series B Cumulative Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) and Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”) held by Lenfest, together with all accrued dividends thereon, will be exchanged (the “Series E Exchange”) for shares of a newly-created class of Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”). The Series E Exchange is conditioned upon ETC’s receipt of the Shareholder Approvals. Accordingly, the Company will not be able to complete the Series E Exchange unless the Company obtains the Shareholder Approvals.
     The Series E Preferred Stock will provide for a dividend equal to 10% per annum. The dividend will be payable on the liquidation of ETC, on the conversion of the Series E Preferred Stock or following declaration by the Board of Directors of ETC. Upon liquidation, dissolution or winding up of ETC, the Series E Preferred Stock will have the right to receive the original investment amount plus accrued dividends. To the extent of any remaining funds or assets, the Series E Preferred Stock will participate on an as-converted basis in additional distributions. The Series E Preferred Stock will rank pari passu with the Series D Preferred Stock. Assuming that ETC’s shareholders approve the Lenfest Financing Transaction, the Series E Preferred Stock will vote with the ETC common stock on an as converted basis on all matters that require the vote of ETC’s shareholders.
     The Series E Preferred Stock will be convertible, at Lenfest’s request, into shares of ETC common stock at a conversion price equal to $2.00 per common share.
     The Series E Preferred Stock contains anti-dilution protection for issuances of ETC’s common stock or securities convertible into ETC’s common stock at prices below the conversion price of the Series E Preferred Stock.
     ETC has granted Lenfest demand and “piggy back” registration rights pursuant to a Registration Rights Agreement with respect to the shares of common stock issuable upon conversion of the Series E Preferred Stock.
     It is anticipated that the Series E Preferred Stock will be classified in the Company’s balance sheet as permanent equity.
Increased PNC Bank Credit Facility and Issuance of New Guarantee
     On April 24, 2009, PNC Bank agreed to increase the amount of financing available under the 2007 PNC Credit Facility from $15,000,000 to $20,000,000 subject to the condition that Lenfest continues to personally guaranty all of ETC’s obligations to PNC Bank (the “Lenfest Guaranty”) and that Lenfest pledges $10,000,000 in marketable securities as collateral security for his guaranty (the “Lenfest Pledge”). Lenfest’s obligation to provide the Lenfest Guaranty and the Lenfest Pledge is conditioned upon the Company’s receipt of the Shareholder Approvals.
     The terms of PNC Bank’s agreement to so extend the amount of financing under the 2007 PNC Credit Facility are set forth in a letter agreement, dated April 24, 2009, between ETC and PNC Bank (the “PNC Letter Agreement”). If the Shareholder Approvals are obtained, ETC and PNC Bank have agreed to enter into the Amended and Restated Credit Agreement (the “Amended and Restated PNC Credit Agreement”) and the Second Amended and Restated Reimbursement Agreement for Letters of Credit (the “Amended and Restated Reimbursement Agreement”) in the forms attached to the PNC Letter Agreement. The promissory note executed by ETC in favor of PNC in connection with the 2007 PNC Credit Facility would also be cancelled and replaced with the Amended and Restated Promissory Note in the principal amount of $20,000,000 in the form attached to the PNC Letter Agreement (the “Amended and Restated PNC Note”). Lenfest would execute and deliver to PNC Bank the following agreements, the forms of with are attached to the PNC Letter Agreement: (i) an Amended and Restated Guaranty Agreement, which would replace the Restated Guaranty executed by Lenfest in connection with the 2007 PNC Credit Facility (the “Amended and Restated Guaranty”), (ii) a Pledge Agreement, pursuant to which Lenfest shall make the Lenfest Pledge, and (iii) a Notification and Control Agreement. Such agreements, together with the Amended and Restated PNC Credit Agreement, the Amended and Restated Reimbursement Agreement and the Amended and Restated PNC Note are collectively referred to herein as the “2009 PNC Financing Documents”.
     In the event that the Shareholder Approvals are not obtained or ETC and Lenfest fail to enter into the 2009 PNC Financing Documents on or before August 6, 2009, PNC Bank will no longer be obligated to enter into such agreements and increase the amount of financing available to ETC to $20,000,000.
     Borrowings under the Amended and Restated PNC Credit Agreement will be available for working capital or other general business purposes and for issuances of letters of credit. Amounts borrowed under the Amended and Restated PNC Credit Agreement may be borrowed, repaid and reborrowed from time to time until June 30, 2010. Borrowings made under the Amended and Restated PNC Credit Agreement will bear interest at the London Interbank Offered Rate (as described in the Amended and Restated PNC Note) plus 2.50%. Additionally, ETC will be obligated to pay a fee of 0.125% per annum for unused available funds.
     The Amended and Restated PNC Credit Agreement contains affirmative and negative covenants that are customary for transactions of this type, including limitations with respect to indebtedness, liens, investments, distributions, dispositions of assets, change of business and transactions with affiliates. Under the Amended and Restated PNC Credit Agreement, the Company must maintain a minimum Consolidated Tangible Net Worth (which, as defined, is total assets excluding intangibles less liabilities excluding the Subordinated Note) of $3,500,000 for each fiscal quarter. Under the Amended and Restated PNC Credit Agreement, the Company must also maintain a minimum EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of (a) $300,000 for the fiscal quarter ended May 31, 2009, (b) $1,200,000 for the fiscal quarter ended August 31, 2009, (c) $1,000,000 for the fiscal quarter ended November 30, 2009, (d) $900,000 for the fiscal quarter ended February 28, 2010 and (e) $1,300,000 for the fiscal quarter ending March 1, 2010 and thereafter.
     The Amended and Restated Reimbursement Agreement governs letters of credit issued pursuant to the Amended and Restated PNC Credit Agreement.
     All of ETC’s indebtedness to Lenfest shall be subordinated to the indebtedness under the 2009 PNC Financing Documents pursuant to the terms of the Second Amended and Restated Subordination and Intercreditor Agreement, dated April 24, 2009, by and among the Company, Lenfest and PNC Bank.
     If the 2009 PNC Financing Documents are entered into, ETC will pay Lenfest an origination fee equal to 1% of the Lenfest Pledge and annual interest equal to 2% of the Lenfest Pledge, each payable in shares of Series D Preferred Stock. In consideration of Lenfest entering into the Amended and Restated Guaranty, ETC will issue to Lenfest warrants to purchase shares of ETC common stock equal to 10% of the amount of the $5,000,000 increase in funding available under the Amended and Restated PNC Credit Agreement. The warrants will be exercisable for seven years following issuance at an exercise price per share equal to the closing price of ETC’s common stock on the day prior to issuance.
     If ETC does not obtain the Shareholder Approvals by August 6, 2009, Lenfest will not extend the Amended and Restated Guaranty and the Lenfest Pledge, and PNC Bank will not close on the Amended and Restated PNC Credit Agreement, in which event ETC will not receive the additional $5,000,000 of borrowing availability for its working capital needs.

Series D Preferred Stock
     ETC has created a new class of Series D Convertible Preferred Stock (the “Series D Preferred Stock”). The Series D Preferred Stock will be issued for payment of the origination fee and interest on the Lenfest Credit Facility Notes as described above. The Series D Preferred Stock will provide for a dividend equal to 10% per annum. The dividend will be paid on the liquidation of ETC, on the conversion of the Series D Preferred Stock or following declaration by the Board of Directors of ETC. Upon liquidation, dissolution or winding up of ETC, the Series D Preferred Stock will have the right to receive the original investment amount plus accrued dividends. To the extent of any remaining funds or assets, the Series D Preferred Stock will participate on an as-converted basis in additional distributions. The Series D Preferred Stock will rank pari passu with the Series E Preferred Stock. The Series D Preferred Stock will vote with the ETC common stock on an as converted basis on all matters that require the vote of ETC’s shareholders.
     The Series D Preferred Stock will be convertible, at Lenfest’s request, into ETC common shares at a conversion price equal to the fair market value of ETC’s common stock on the date of issuance.
     The Series D Preferred Stock contains anti-dilution protection for issuances of ETC’s common stock or securities convertible into ETC’s common stock at prices below the conversion price of the Series D Preferred Stock.
     ETC has granted Lenfest demand and “piggy back” registration rights pursuant to a Registration Rights Agreement with respect to the shares of common stock issuable upon conversion of the Series D Preferred Stock.
     It is anticipated that the Series D Preferred Stock will be classified in the Company’s balance sheet as permanent equity.
Financing Transaction Conditions
     Additional advances under the Lenfest Line of Credit, the Series E Exchange and Lenfest’s execution of the Lenfest Guaranty are subject to certain conditions (the “Financing Transaction Conditions”). These conditions include (i) shareholder approval of an increase in the number of authorized shares of the Company from 20,000,000 to 50,000,000, (ii) shareholder approval of the Series E Exchange, and (iii) shareholder approval of the restoration of Lenfest’s voting rights with respect to all preferred and common shares owned by Lenfest currently or issuable to Lenfest as part of the Lenfest Financing Transaction (collectively, the “Shareholder Approvals”). These conditions also include the amendment of existing employment agreements between ETC and certain ETC employees to amend certain change in control provisions. Pursuant to a Shareholders Voting Agreement, dated April 24, 2009, William F. Mitchell, Sr. has agreed to vote all of his shares of ETC common stock in favor of the Shareholder Approvals.
Audit Committee Approval
     As Lenfest is a related party as defined by Regulation S-K, ETC’s Audit Committee, comprised of Messrs. Howard Kelley (chair) and Stephen Ryan and Dr. George Anderson, each of whom is an independent director as defined by the NYSE AMEX LLC Company Guide and applicable securities laws, approved the terms and conditions of the Lenfest Financing Transaction. Following the Audit Committee’s approval of the Lenfest Financing Transaction, the full Board of Directors (excluding Lenfest) approved the Lenfest Financing Transaction. The Board engaged an independent valuation firm to perform a fairness review.
Incorporation by Reference
     The foregoing descriptions of the Lenfest Credit Agreement and related documents, the Amended and Restated February 20, 2009 Warrant, the PNC Letter Agreement, the 2009 PNC Financing Documents and the Second Amended and Restated Subordination and Intercreditor Agreement are qualified in their entirety by reference to such agreements. The Lenfest Credit Agreement (with exhibits), Amended and Restated February 20, 2009 Warrant, the PNC Letter Agreement (with exhibits) and the Second Amended and Restated Subordination and Intercreditor Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference. ETC’s press release dated April 24, 2009 announcing the transaction with Lenfest is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On April 23, 2009, ETC’s Board of Directors decided to voluntarily delist its common stock from NYSE AMEX LLC (“AMEX”) and notified AMEX of such decision. The Company currently anticipates that it will file with the Securities and Exchange Commission and AMEX a Form 25 relating to the delisting of its common stock on or about May 19, 2009, with the delisting of its common stock becoming effective ten days thereafter. Accordingly, the Company anticipates that the last day of trading of its common stock on AMEX will be on or about May 29, 2009. The Company is currently in discussions to have its common stock quoted for trading on the Over-the-Counter Bulletin Board.
     The Board of Directors’ decision to voluntarily delist its common stock from AMEX resulted from a compliance issue related to certain terms and conditions as contained in the proposed issuance of Series E Preferred Stock as referenced above. ETC was not able to secure the Lenfest financing transaction on terms that would allow ETC to comply with the AMEX listing rules. The Board regrets that a transaction suitable to the AMEX could not be reached but the Board feels the Lenfest transaction is critical to the Company’s continued operation and growth. Given the light trading volume of its common stock, the Company believes that investors will be adequately served by other alternatives such as the Over-the-Counter Bulletin Board. The Company also expects that, going forward, the delisting of its common stock will provide it with greater corporate flexibility and will allow it to deploy more resources to its core business operations.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed herewith:

10.1	Secured Credit Facility and Warrant Purchase Agreement, dated April 24, 2009, by and between the Company and Lenfest.

10.2	Amended and Restated Warrant, dated as of April 24, 2009, by and between the Company and Lenfest.

10.3	Letter Agreement, dated April 24, 2009, by and between the Company and PNC Bank, with the Amended and Restated PNC Credit Agreement, the Amended and Restated PNC Note, the Amended and Restated Guaranty, the Pledge Agreement and the Notification and Control Agreement attached thereto as exhibits.

10.4	Second Amended and Restated Subordination Agreement, dated April 24, 2009, by and among PNC Bank, Lenfest and the Company.

99.1	Press Release dated April 27, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: April 27, 2009	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX
10.1	Secured Credit Facility and Warrant Purchase Agreement, dated April 24 2009, by and between the Company and Lenfest.

10.2	Amended and Restated Warrant, dated as of April 24, 2009, by and between the Company and Lenfest.

10.3	Letter Agreement, dated April 24, 2009, by and between the Company and PNC Bank, with the Amended and Restated PNC Credit Agreement, the Amended and Restated PNC Note, the Amended and Restated Guaranty, the Pledge Agreement and the Notification and Control Agreement attached thereto as exhibits.

10.4	Second Amended and Restated Subordination Agreement, dated April 24, 2009, by and among PNC Bank, Lenfest and the Company.

99.1	Press Release dated April 27, 2009